           EXTENSION AMENDMENT, dated as of June 30, 2003 ("Extension Amendment"), to the RECEIVABLES PURCHASE AND TRANSFER AGREEMENT, dated as of November 1, 2000 (as amended prior to the date hereof, the "Original RPTA", and as it may be amended, modified or supplemented on and after the date hereof, including by this Extension Amendment, the "RPTA"), among SCRIP SOLUTIONS, INC. (as successor by merger to MIM Health Plans, Inc.), a Delaware corporation (together with its corporate successors and assigns, " Scrip", and in its capacity as primary servicer thereunder, the "Primary Servicer"), each of the parties named on Schedule I to the Original RPTA (each, including Scrip, a "Provider" and collectively, the "Providers"), and MIM FUNDING LLC, a Delaware limited liability company (together with its successors and assigns, the "Purchaser") and consented to by HFG HEALTHCO-4 LLC (the "Lender"), as assignee of the Purchaser. Unless otherwise defined herein, terms in the RPTA are used herein as therein defined.

           The Providers and the Purchaser wish to extend the Original RPTA, subject to the amendments contained herein, and the Lender has agreed to consent to such extension and amendments.

           Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the fulfillment of the conditions set forth below, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO RPTA

Effective as of the Effective Date, the Original RPTA is hereby amended as follows:

1.1 Section 4.04(a) of the Original RPTA is hereby amended by adding, immediately prior to clause (x) contained therein, the following new clause:

"(w) if requested by the Purchaser or Healthco-4, as its assignee, all capital stock of Vitality Home Infusion Services, Inc.,"

1.2 Section 5.06 of the Original RPTA is hereby amended by adding at the end of such subsection the following:

"Notwithstanding anything to the contrary described herein, from the commencement of discussions with respect to the transactions, each Provider, the Primary Servicer, the Purchaser and Healthco-4, and each of their respective employees, representatives or other agents, are, and hereby confirm that they have been, permitted to disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such parties related to such tax treatment and tax structure; provided, however, that the foregoing permission to disclose the tax treatment and tax structure does not permit the disclosure of the identity of the parties to the transactions or the amounts paid in connection with the transactions; and provided further, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with federal or state securities laws."

1.3 Exhibit I to the Original RPTA is hereby amended by adding the following new defined terms in their appropriate alphabetical location:

      "'Acquisition' means the acquisition by a Provider of a business or of businesses through asset purchase, stock purchase, assumption of obligations, merger, consolidation or similar business combination.

      'Debt/EBITDA Ratio' means the ratio, as determined as at the end of each fiscal quarter of the Parent, of (x) Debt of the Providers to (y) Consolidated EBITDA for the immediately prior fiscal quarter period considered on an annualized basis (by multiplying such amount by 4); provided that restructuring charges not exceeding the positive difference, if any, between (i) $5,000,000 minus (ii) restructuring charges excluded from the calculation of the Debt/EBITDA Ratio in the three immediately prior fiscal quarters, shall be added back to Consolidated EBITDA to the extent that such charges had reduced Consolidated EBITDA."

           1.4     The defined term "Permitted Acquisition" appearing Exhibit I to the Original RPTA is hereby amended by (a)(i) deleting the phrase "the acquisition by a Provider of a business or of businesses or the merger or consolidation of a Provider into or with another Person" appearing on the first and second lines thereof, and (ii) substituting therefor the phrase "an Acquisition", (b)(i) deleting the word "acquisition" appearing on the fifth, sixth, tenth, eleventh, seventeenth and eighteenth lines thereof, and (i) substituting therefore the word "Acquisition", and (c)(i) deleting clauses (8) and (9) of such defined term, and (ii) substituting therefor the following new clauses:

"(8) with respect to any single Acquisition (i) the Total Consideration (as hereinafter defined) does not exceed $50,000,000 and (ii) the cash paid in connection with such Acquisition, together with any liabilities assumed in connection therewith, does not exceed $25,000,000, and (9) with respect to any two or more Acquisitions in a 12-month period (i) the aggregate Total Consideration does not exceed $70,000,000 and (ii) the aggregate cash paid in connection with such Acquisitions, together with any liabilities assumed in connection therewith, does not exceed $55,000,000. For the purposes hereof, the 'Total Consideration ' of an Acquisition shall mean the aggregate of all cash paid, liabilities assumed and the fair market value of any equity interests issued as consideration for such Acquisition."

           1.5     Exhibit I to the Original RPTA is hereby amended by deleting the phrase "the date twenty-four months after the Initial Transfer Date" in clause (a) of the defined term "Facility Termination Date" and substituting therefor the phrase "November 1, 2006".

1.6 Exhibit IV to the Original RPTA is hereby amended by adding a new clause (u) as follows:

                     "(u)     Acquisitions. Each Provider shall provide in a timely manner such information to the Purchaser or Healthco-4, as its assignee, with respect to any proposed Acquisition as the Purchaser or Healthco-4, as the case may be, may reasonably request. Further, each Provider shall, in connection with any such proposed Acquisition, provide a representation to the Purchaser and Healthco-4 as to whether any such Acquisition constitutes a Permitted Acquisition."

1.7 Exhibit V to the Original RPTA is hereby amended by (i) deleting clause (p) contained therein and (ii) substituting therefor the following:

"(p) [Intentionally Omitted]."

1.8 Exhibit V to the Original RPTA is hereby amended by (i) deleting clauses (s) through (v) and clauses (x) through (bb) contained therein and (ii) substituting therefor the following new clauses:

"(s)     Consolidated Net Worth. The Consolidated Net Worth, calculated at the end of each fiscal quarter of the Parent, is less than the amount indicated opposite each such fiscal quarter ended as follows (provided, that for the purposes of making the calculation of Consolidated Net Worth, such calculation shall be made without consideration of (i) the cumulative writeoff of intangible assets as set forth in the Parent's June 30, 2003 balance sheet and (ii) any reduction in Consolidated Net Worth resulting from the exercise of the remainder of the stock repurchase program of the Parent as in effect on June 30, 2003):

Fiscal Quarter Ending	Amount
September 30, 2003 through March 31, 2004	$94,500,000
June 30, 2004 through March 31, 2005	$96,500,000
June 30, 2005 through March 31, 2006	$100,500,000
June 30, 2006 through September 30, 2006	$104,500,000

(t)     Current Ratio. The ratio of (i) Current Assets plus Availability to (ii) Current Liabilities for each Fiscal Quarter during which the principal amount of the Revolving Loan and all Term Loans (as defined in the Loan Agreement) exceeded 50% of the Borrowing Limit (as defined in the Loan Agreement) at any time, is less 1.20:1.00 (without consideration, in making such calculation, of balance sheet accruals for restructuring charges).

(u)     Debt/EBITDA Ratio. The Debt/EBITDA Ratio exceeds 3.00:1.00 as at the end of any fiscal quarter of the Parent.

(v)     Negative Pledge. The Parent or any Provider pledges or grants a Lien in the stock or other equity interests in any Provider or any other subsidiary for the benefit of any Person, except in connection with the Documents and with the consent of the Program Manager.

(x)     Pledge Agreement. The Providers fail to execute and deliver to the Lender as assignee of the Purchaser a pledge agreement in compliance with clause (w) of Section 4.04 hereof, if requested by the Purchaser, in form and substance prepared by counsel to the Lender and reasonably acceptable to the Providers, together with all other certificates and documents required to be delivered in connection therewith."

SECTION 2. CONDITIONS PRECEDENT

         This Extension Amendment shall not become effective (the "Effective Date") until the following conditions have been satisfied in full or waived in writing by the Purchaser and the Lender as its assignee:

(a)     The Purchaser and the Lender shall have received fully executed counterparts of this Extension Amendment; and

(b)     The Purchaser and the Lender shall have received fully executed counterparts of the amendment to Loan Agreement being executed on the date hereof, together with evidence of the satisfaction of the conditions precedent set forth therein.

SECTION 3. MISCELLANEOUS

           3.1     The Providers each hereby certify, represent and warrant that, except as to the matters previously disclosed in the public filings of MIM Corporation (i) the representations and warranties in the RPTA are true and correct, with the same force and effect as if made on such date, except as they may specifically refer to an earlier date, in which case they were true and correct as of such date, (ii) no unwaived Event of Termination, a Group-Wide Event of Termination, a Servicer Termination Event or a Group-Wide Servicer Event of Termination or would constitute such an Event of Termination, Group-Wide Event of Termination, Servicer Termination Event or Group-Wide Servicer Event of Termination has occurred or is continuing (nor any event that but for notice or lapse of time or both would constitute an Event of Termination, a Group-Wide Event of Termination, a Servicer Termination Event or a Group-Wide Servicer Event of Termination or would constitute such an Event of Termination, Group-Wide Event of Termination, Servicer Termination Event or Group-Wide Servicer Event), (iii) each of the Providers and the Primary Servicer, as applicable has the corporate power and authority to execute and deliver this Extension Amendment, and (iv) no consent of any other person and no action of, or filing with any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution and performance of this Extension Amendment, other than such that have been obtained.

           3.2     The terms "Agreement", "hereof", "herein" and similar terms as used in the RPTA shall mean and refer to, from and after the effectiveness of this Extension Amendment, the RPTA as amended by this Extension Amendment, and as it may in the future be amended, restated, modified or supplemented from time to time in accordance with its terms. Except as specifically agreed herein, the RPTA is hereby ratified and confirmed and shall remain in full force and effect in accordance with its terms.

           3.3     THIS EXTENSION AMENDMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

           3.4     This Extension Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

           3.5     Delivery of an executed counterpart of a signature page by telecopier shall be effective as delivery of a manually executed counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Extension Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PROVIDERS:

SCRIPSOLUTIONS, INC. (as successor by merger to MIM Health Plans, Inc.)

By:
Name:
Title:

AMERICAN DISEASE MANAGEMENT ASSOCIATES, LLC

By:
Name:
Title:

SCRIP PHARMACY, INC. (f/k/a Continental Pharmacy, Inc.)

By:
Name:
Title:

VITALITY HOME INFUSION SERVICES, INC.

By:
Name:
Title:

PURCHASER:	MIM FUNDING LLC By: Name: Title:
PRIMARY SERVICER:	SCRIPSOLUTIONS, INC. (as successor by merger to MIM Health Plans, Inc.) By: Name: Title:
CONSENTED TO: MIM CORPORATION By: Name: Title:
HFG HEALTHCO-4 LLC By: HFG Healthco-4, Inc., a member By: Name: Title: